UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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                          MAGNUM HUNTER RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



         Nevada                                         87-0462881
  (State of incorporation)              (I.R.S. employer identification number)

  600 East Las Colinas Blvd., Suite 1200
          Irving, Texas                                   75039
(Address of principal executive offices)               (Zip Code)

               Registrant's telephone number, including area code:
                                 (972) 410-0752

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

 Title of Each Class                            Name of Each Exchange on which
to be so registered                             Each Class is to be registered

Warrants to Purchase Common Stock                   American Stock Exchange

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction  A.(c),  check the  following  box.  |X|

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-79139 (if applicable).

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None.

Item 1.  Description of Registrant's Securities to be Registered.

     This Registration Statement relates to the Warrants to Purchase Common Stock of Magnum Hunter Resources, Inc., a Nevada corporation. For a description of the securities to be registered hereunder, reference is made to the information under the headings "Prospectus Summary and Recent Events," "Risk Factors" and "The Warrants Offering" in the Registrant's Registration Statement on Form S-3 (File No. 333-79139), as amended, which information is hereby incorporated herein by reference and made a part of this application in its entirety.

Item 2.  Exhibits.

Exhibit 1*    Form of warrant certificate.

Exhibit 2* Form of Warrant Agreement by and between Magnum Hunter Resources, Inc. and Securities Transfer Corporation as warrants agent.

* Filed as an exhibit to the Registrant's Registration Statement on Form S-3, as filed on May 24, 1999, and incorporated herein by reference.


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



                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    MAGNUM HUNTER RESOURCES, INC.



Date: July 12, 1999                 By: /s/ Morgan F.Johnston
                                    Name: Morgan F. Johnston
                                    Title:   Vice President, General Counsel and
                                              Secretary

















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